                                   UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C.  20549

                                  ---------------

                                      FORM 8-K

                                   CURRENT REPORT

                          Pursuant to Section 13 or 15(d)
                       of the Securities Exchange Act of 1934

                                  ---------------

                Date of Report (Date of earliest event reported):
                                    June 7, 1999
                                  ---------------


                                CERIDIAN CORPORATION
                                --------------------
               (Exact name of registrant as specified in its charter)



            Delaware                   1-1969                52-0278528
            --------                   ------                ----------
  (State or other jurisdiction       (Commission          (I.R.S. Employer
       of incorporation)            File Number)         Identification No.)


               8100 34th Avenue South, Minneapolis, Minnesota  55425
               -----------------------------------------------------
(Address of principal executive offices)     (Zip code)


        Registrant's telephone number, including area code:  (612) 853-8100
                                                              -------------


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Item 2.   ACQUISITION OR DISPOSITION OF ASSETS.

          On June 7, 1999, Spring Acquisition Corp. ("Purchaser"), a Florida corporation and a wholly owned subsidiary of Ceridian Corporation ("Parent"), a Delaware corporation, completed its tender offer (the "Offer") for all of the outstanding shares of voting common stock, par value $.01 per share ("Common Stock"), of ABR Information Services, Inc., a Florida corporation (the "Company"), by accepting for payment all of the approximately 28,271,055 shares (the "Shares") of Common Stock which were validly tendered and not withdrawn prior to the expiration of the Offer. Upon completion of the Offer, which was made pursuant to the Agreement and Plan of Merger, dated as of April 30, 1999 and as amended on June 2, 1999 (as so amended, the "Merger Agreement"), among the Company, Parent and Purchaser (copies of which are filed as Exhibits 2.1 and 2.2 hereto), Parent acquired beneficial ownership of the Shares which represents approximately 98.3 percent of the Company's current outstanding Common Stock. The Merger Agreement provides, among other things, that after the purchase of the Shares pursuant to the Offer, the Purchaser will be merged with and into the Company (the "Merger") on the terms and subject to the conditions set forth therein. At the effective time of the Merger, the Company will become a wholly owned subsidiary of Parent and the shares of Common Stock not owned by Purchaser will be cancelled, extinguished and converted into the right to receive, without interest, $25.50 per share. The Merger will be effective when articles of merger are filed with the Florida Department of State, which is expected to occur on or about July 21, 1999.

          The purchase price for the outstanding shares of the Company's Common Stock at $25.50 per share is approximately $733.5 million. The purchase price was determined through arm's-length negotiations between representatives of Parent and the Company. Financing for the Offer was provided through a combination of existing cash balances, borrowings under a domestic credit agreement and a short-term unsecured loan, and the proceeds from the sale of senior notes. Financing for the Merger will be provided through a combination of existing cash balances and borrowings under a domestic credit agreement.

          Based on the number of shares validly tendered and not withdrawn pursuant to the Offer and the price per share of Common Stock of $25.50, Purchaser has paid approximately $721 million, in cash, for the Shares accepted pursuant to the Offer. Purchaser obtained these funds from Parent. Parent obtained $450 million of these funds from a short-term loan from Bank of America National Trust and Savings Association ("Bank of America") pursuant to a Credit Agreement between Bank of America and Parent, dated June 7, 1999. Parent obtained the remainder of these funds from a $250 million line of credit from which $210 million has been drawn down, and existing cash balances. The $450 million short-term loan was repaid in full by Parent on June 10, 1999 using a combination of the net proceeds from the sale by Parent of $450 million in 7.25% Senior Notes due 2004 to a group of institutional investors and existing cash balances.

          The Company provides comprehensive benefits administration, payroll and human resource services to employers seeking to outsource functions such as COBRA, HIPAA, payroll and tax deposit filings, flexible spending accounts, qualified plans and other services.


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Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          a.   FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

               The registrant has determined that it is impracticable to provide the required historical financial information regarding the acquisition of ABR Information Services, Inc. at this time. The registrant will file the required historical financial information under a Form 8-K/A as soon as practicable, but in any event within 60 days after the date hereof.

          b.   PRO FORMA FINANCIAL INFORMATION.

               The registrant has determined that it is impracticable to provide the required pro forma financial information regarding the acquisition of ABR Information Services, Inc. at this time. The registrant will file the required pro forma financial information under a Form 8-K/A as soon as practicable, but in any event within 60 days after the date hereof.

          c.   EXHIBITS

          2.1 Agreement and Plan of Merger, dated as of April 30, 1999, among Ceridian Corporation, Spring Acquisition Corp. and ABR Information Services, Inc. (Incorporated by reference to Exhibit
               (c)(1) of the Schedule 14D-1 (File No.1-1969), filed by Ceridian and Spring on May 7, 1999)

          2.2 Amendment No. 1 to Agreement and Plan of Merger dated as of June 2, 1999 among Ceridian Corporation, Spring Acquisition Corp. and ABR Information Services, Inc. (Incorporated by reference to Exhibit (c)(3) to Amendment No. 2 to the Schedule 14D-1 (File No. 1-1969), filed by Ceridian and Spring on June 3, 1999)


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                                     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CERIDIAN CORPORATION


                                   /s/ Loren D. Gross
                                   ---------------------------------------
                                   Loren D. Gross
                                   Vice President and Corporate Controller

Dated:  June 21, 1999


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                                 INDEX TO EXHIBITS



 Exhibit No. Item                                   Method of Filing
------------ ----                                   ----------------
 2.1         Agreement and Plan of Merger, dated    Incorporated by reference to
             as of April 30, 1999, among Ceridian   Exhibit (c)(1) of the Schedule 14D-1
             Corporation, Spring  Acquisition       (File No.1-1969), filed by Ceridian
             Corp. and ABR Information Services,    and Spring on May 7, 1999
             Inc.




 2.2         Agreement and Plan of Merger, dated    Incorporated by reference to Exhibit
             as of  April 30, 1999, among Ceridian  (c)(1) of the Schedule 14D-1 (File
             Corporation, Spring Acquisition Corp.  No.1-1969), filed by Ceridian and
             and ABR Information Services, Inc.     Spring on May 7, 1999







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